As filed with the Securities and Exchange Commission on May 13, 2024

Registration No. 333-

united states
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

JAMF HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 100 Washington Ave S, Suite 1100 Minneapolis, MN (Address of Principal Executive Offices)	82-3031543 (I.R.S. Employer Identification No.) 55401 (Zip Code)

Jamf Holding Corp. Omnibus Incentive Plan

(Full title of the plan)

Jeff Lendino

Chief Legal Officer

100 Washington Ave S, Suite 1100

Minneapolis, MN 55401

(Name and address of agent for service)

(612) 605-6625

(Telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C.

Robert E. Goedert, P.C.
Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, Illinois 60654
(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .                                         ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 18,000,000 shares of common stock, $0.001 par value per share (“Common Stock”), of Jamf Holding Corp. (the “Company”), which have been authorized and reserved for issuance under the Jamf Holding Corp. Omnibus Incentive Plan (the “Plan”) and include shares of Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling, automatic share reserve increase and other terms and provisions of the Plan. In accordance with General Instruction E to Form S-8, the Company’s registration statement on Form S-8 relating to the Plan and the Amended and Restated Jamf Holding Corp. 2017 Stock Option Plan, previously filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2020 (File No. 333-240087), is incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement.

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of Jamf Holding Corp., dated July 24, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on July 27, 2020).

4.2	Amended and Restated Bylaws of Jamf Holding Corp., dated July 24, 2020 (incorporated by reference to the Company’s Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on July 27, 2020).

4.3	Jamf Holding Corp. Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on July 24, 2020).

5.1*	Opinion of Kirkland & Ellis LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24*	Powers of Attorney (included on the signature page to this Registration Statement).

107*	Filing Fee Table.

*        Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 13, 2024.

JAMF HOLDING CORP.

By:	/s/ Ian Goodkind
	Name:	Ian Goodkind
	Title:	Chief Financial Officer

Each person whose signature appears below constitutes and appoints, jointly and severally, Ian Goodkind and Jeff Lendino, as his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 13, 2024.

Signature	Title

/s/ John Strosahl	Chief Executive Officer and Director
John Strosahl	(Principal Executive Officer)

/s/ Ian Goodkind	Chief Financial Officer
Ian Goodkind	(Principal Financial and Accounting Officer)

/s/ David Breach	Director
David Breach

/s/ Andre Durand	Director
Andre Durand

/s/ Michael Fosnaugh	Director
Michael Fosnaugh

/s/ Virginia Gambale	Director
Virginia Gambale

/s/ Charles Guan	Director
Charles Guan

/s/ Dean Hager	Director
Dean Hager

/s/ Kevin Klausmeyer	Director
Kevin Klausmeyer

/s/ Vina Leite	Director
Vina Leite

/s/ Christina Lema	Director
Christina Lema

/s/ Martin Taylor	Director
Martin Taylor